SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                  March 9, 1999
                Date of Report (Date of earliest event reported)


                            Empire of Carolina, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                        1-7909                13-2999480
 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


          5150 Linton Boulevard, 5th Floor, Delray Beach, Florida 33484
               (Address of principal executive offices) (Zip Code)


                                 (561) 498-4000
                         (Registrant's telephone number)

Item 5.  Other Events.

     On March 9, 1999, Empire Industries, Inc. entered into the Eighth Amendment to Loan and Security Agreement (the "Amendment") with LaSalle National Bank, Finova Capital Corporation, and Congress Financial Corporation (Central), attached hereto as Exhibit 10.46, providing for, among other things, the amendment of certain financial covenants, which Amendment, including the exhibits thereto, is hereby incorporated by reference herein.

     On March 24, 1999, Apple Sports, Inc., Apple Golf Shoes, Inc. and Dorson Sports, Inc. entered into the Amended, Restated and Consolidated Loan and Security Agreement attached hereto as Exhibit 10.47, providing for, among other things, the consolidation of the loans previously made between LaSalle National Bank and Apple Sports, Inc., Apple Golf Shoes, Inc., and Dorson Sports, Inc., which Agreement, including the exhibits thereto, is hereby incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit
Number                               Description
-------             ----------------------------------------------
10.46               Eighth Amendment to Loan and Security Agreement (the
                    "Agreement") with LaSalle National Bank, Finova Capital
                    Corporation and Congress Financial Corporation (Central)

10.47 Amended, Restated and Consolidated Loan and Security Agreement by and between LaSalle National Bank, Finova Capital Corporation and Congress Financial Corporation (Central) as Lenders and Apple Sports, Inc., Apple Golf Shoes, Inc., and Dorson Sports, Inc. as Borrowers.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            EMPIRE OF CAROLINA, INC.


                            By /s/ Lawrence Geller
                               ----------------------------------
                            Name:   Lawrence Geller
                            Title:  Vice President and General Counsel

Date: March 26, 1999

                                    EXHIBIT INDEX


Exhibit
Number                            Description
--------            ----------------------------------------
10.46               Eighth Amendment to Loan and Security Agreement (the
                    "Agreement") with LaSalle National Bank, Finova Capital
                    Corporation and Congress Financial Corporation (Central)

10.47 Amended, Restated and Consolidated Loan and Security Agreement by and between LaSalle National Bank, Finova Capital Corporation and Congress Financial Corporation (Central) as Lenders and Apple Sports, Inc., Apple Golf Shoes, Inc., and Dorson Sports, Inc. as Borrowers.